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                              Exhibit 23(d)(2)(ff)
   Revised Investment Sub-Advisory Agreement (including amendment) - TA IDEX
                                Salomon All Cap

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                             SUB-ADVISORY AGREEMENT

     Agreement dated and effective as of December 1, 2005, between Transamerica Fund Advisors, Inc., a Florida corporation (the "Adviser") and Salomon Brothers Asset Management, Inc., a Delaware corporation (the "Sub-Adviser").

     WHEREAS, the Adviser has entered into an Advisory Agreement (the "Advisory Agreement") dated March 1, 1999, as amended, with Transamerica IDEX Mutual Funds, formerly IDEX Mutual Funds ("Transamerica IDEX"), a Delaware statutory trust registered as an open-end, management investment company under the Investment Company Act of 1940, as amended (the "1940 Act"), on behalf of TA IDEX Salomon All Cap, formerly IDEX Salomon All Cap (the "Fund"), of Transamerica IDEX pursuant to which the Adviser provides investment advisory services to the Fund;

     WHEREAS, the Adviser has the authority to delegate its investment advisory responsibilities under the Advisory Agreement to one or more sub-advisers;

     WHEREAS, the Adviser desires to retain the Sub-Adviser to provide investment advisory services to the Fund;

     NOW THEREFORE, in consideration of the mutual agreements herein made, the Adviser and the Sub-Adviser agree as follows:

     1. (a) The Adviser employs the Sub-Adviser, subject to the direction and control of the Trustees of Transamerica IDEX, including without limitation any approval of the Trustees of Transamerica IDEX required by the 1940 Act, to (a) make, in consultation with the Adviser and the Transamerica IDEX Board of Trustees, investment strategy decisions for the Fund, (b) manage the investing and reinvesting of the Fund's assets and (c) place purchase and sale orders on behalf of the Fund. The Sub-Adviser shall have the sole ultimate discretion over investment decisions for the Fund.

          (b) At the Adviser's request, the Sub-Adviser agrees:

to cause its officers to attend meetings of Transamerica IDEX and furnish oral or written reports, as the Adviser may reasonably require, in order to keep the Adviser and its officers and the Trustees of Transamerica IDEX and appropriate officers of Transamerica IDEX fully informed as to the condition of the investments of the Fund and the investment considerations which have given rise to those recommendations; and

to furnish such statistical and analytical information and reports as may reasonably be required by the Adviser from time to time.

     2. (a) The Adviser shall provide (or cause the Fund's custodian to provide) timely information to the Sub-Adviser regarding such matters as the composition of assets in the Fund, cash requirements and cash available for investment in the Fund, and all other information as may be reasonably necessary for the Sub-Adviser to perofrm its responsibilities hereunder.

          (b) The Adviser agrees to furnish the Sub-Adviser with minutes of meetings of the Board of Trustees of Transamerica IDEX applicable to the Fund to the extent they may affect the duties of the Sub-Adviser, and with copies of any financial statements or reports made by the Fund to its shareholders, and any further materials or information which the Sub-Adviser may reasonably request to enable it to perform its functions under this Agreement.

     3. (a) The Sub-Adviser shall, at its expense, provide office space, office facilities and personnel reasonably necessary for performance of the services to be provided by the Sub-Adviser pursuant to this Agreement.

          (b) Except as provided in subparagraph 3(a) hereof, the Fund shall be responsible for all of the Fund's expenses and liabilities, including organizational and offering expenses (which include out-of-pocket expenses, but not overhead or employee costs of the Sub-Adviser); expenses for legal, accounting and auditing services; taxes and governmental fees; dues and expenses incurred in connection with membership in investment company organizations; costs of printing and distributing shareholder reports, proxy materials, prospectuses, stock certificates and distribution of dividends; charges of the Fund's custodians and sub-custodians, administrators and sub-administrators, registrars, transfer agents, dividend disbursing agents and dividend reinvestment plan agents; payment for portfolio pricing services to a pricing agent, if any; registration and filing fees of the Securities and Exchange Commission (the "SEC"); expenses of registering or qualifying securities of the Fund for sale in the various states; freight and other charges in connection with the shipment of the Fund's portfolio securities; fees

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and expenses of non-interested trustees; travel expenses or an appropriate portion thereof of trustees and offcers of the Fund who are trustees, officers or employees of the Sub-Adviser to the extent that such expenses relate to attendance at meetings of the Board of Trustees or any committee thereof; salaries of shareholder relations personnel; costs of shareholders meetings; insurance; interest; brokerage costs; and litigation and other extraordinary or non-recurring expenses.

     4. The Sub-Adviser shall make investments for the Fund's account in accordance with the investment objectives, policies and limitations set forth in Transamerica IDEX's Agreement and Declaration of Trust as amended from time to time (the "Declaration of Trust), the Registration Statement, as in effect from time to time (the "Registration Statement"), filed with the SEC by Transamerica IDEX under the 1940 Act and the Securities Act of 1933, as amended, the provisions of the Internal Revenue Code of 1986, as amended, and supplemented from time to time, relating to regulated investment companies, and policy decisions adopted by the Transamerica IDEX Board of Trustees from time to time. Copies of any amendments to the documents referred to in the preceding sentence shall be promptly furnished to the Sub-Adviser. The Sub-Adviser shall advise the Transamerica IDEX officers and Board of Trustees, at such time as the Transamerica IDEX Board of Trustees may specify, of investments made for the Fund's account and shall, when requested by the Transamerica IDEX officers or Board of Trustees, supply the reasons for making such investments.

     5. Subject to applicable laws, the Sub-Adviser may contract with or consult with such banks, other securities firms, brokers or other parties, without additional expense to the Fund, as it may deem appropriate regarding investment advice, research and statistical data, clerical assistance or otherwise.

     6. Subject to applicable laws, the Sub-Adviser is authorized on behalf of the Fund, from time to time when deemed to be in the best interests of the Fund and to the extent permitted by applicable law, to purchase and/or sell securities in which the Sub-Adviser or any of their affiliates underwrites, deals in and/or makes a market and/or may perform or seek to perform investment banking services for issuers of such securities. The Sub-Adviser is further authorized, to the extent permitted by applicable law, to select brokers (including Salomon Brothers Inc or any other brokers affiliated with the Sub-Adviser) for the execution of trades for the Fund.

     7. Consistent with the Sub-Adviser's duty to seek to obtain quality execution at favorable security prices (best price and execution) the Sub-Adviser is authorized, for the purchase and sale of the Fund's portfolio securities, to employ such dealers and brokers as may, in the judgment of the Sub-Adviser, implement the policy of the Fund to obtain the best results taking into account such factors as price, including dealer spread, the size, type and difficulty of the transaction involved, the firm's general execution and operational facilities and the firm's risk in positioning the securities involved. Consistent with this policy, the Sub-Adviser is authorized to direct the execution of the Fund's portfolio transactions to dealers and brokers furnishing statistical information or research, as such is defined in Section 28(e) of the Securities Exchange Act of 1934, deemed by the Sub-Adviser to be useful or valuable to the performance of its investment advisory functions for the Fund. Information so received will be in addition to and not in lieu of the services required to be performed by the Sub-Adviser. It is understood that the expenses of the Sub-Adviser will not necessarily be reduced as a result of the receipt of such information or research. The Sub-Adviser may use for the benefit of the Sub-Adviser's other clients, or make available to companies affiliated with the Sub-Adviser or to its directors for the benefit of its clients, any such information or research services that the Sub-Adviser received from brokers or dealers.

     8. To compensate the Sub-Adviser for its services provided, and the expenses assumed under this Agreement, by (i) the payment of a monthly fee as set forth on Schedule A attached to this Agreement, as it may be amended from time to time in accordance with Section 11 below. If the fee payable to the Sub-Adviser pursuant to this paragraph 8 begins to accrue before the end of any month or if this Agreement terminates before the end of any month, the fee for the period from such date to the end of such month or from the beginning of such month to the date of termination, as the case may be, shall be prorated according to the proportion which such period bears to the full month in which such effectiveness or termination occurs. For purposes of calculating each such monthly fee, the value of the Fund's net assets shall be computed at the time and in the manner specified in the Registration Statement.

     9. The Sub-Adviser represents and warrants that it is duly registered and authorized as an investment adviser under the Investment Adviser Act of 1940, as amended, and any applicable state laws, and the Sub-Adviser agrees to maintain effective all requisite registations, authorizations and licenses, as the case may be, until termination of this Agreement.

     10. The Sub-Adviser shall exercise its best judgment in rendering the services in accordance with the terms of this Agreement. The Sub-Adviser shall not be liable for any error of judgment or mistake of law or for any act or omission or any

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loss suffered by the Fund in connection with the matters to which this Agreement relates, provided that nothing herein shall be deemed to protect or purport to protect the Sub-Adviser against any liability to the Fund or its shareholders, or the Adviser, to which the Sub-Adviser would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence on its part in the performance of its duties or from reckless disregard by it of its obligations and duties under this Agreement ("disabling conduct"). The adviser will indemnify the Sub-Adviser against, and hold harmless from, any and all losses, claims, damages, liabilities or expenses (including reasonable counsel fees and expenses), including any amounts paid in satisfaction of judgments, in compromise or as fines or penalties, not resulting from disabling conduct by the Adviser. The Sub-Adviser shall be entitled to advances from the Adviser for payment of reasonable expenses incurred in connection with the matter as to which it is seeking indemnification in the manner and to the fullest extent permissible under law.

     11. This Agreement may be amended with respect to the Fund only with the approval by the affirmative vote of a majority of the outstanding voting securities (as that phrase is defined in Section 2(a)(42) of the 1940 Act) of the Fund and the approval by the vote of a majority of the Trustees of Transamerica IDEX, including a majority of Trustees who are not parties hereto or interested persons (as that term is defined in Section 2(a)(19) of the 1940
Act) of any such party, cast in person at a meeting called for the purpose of voting on the approval of such amendment, unless otherwise permitted in accordance with the 1940 Act.

     12. This Agreement shall become effective as of the date set forth above, and unless terminated as provided herein, it shall continue for successive annual periods ending April 30, provided that such continuance is specifically approved at least annually (a) by the vote of a majority of Transamerica IDEX's outstanding voting securities (as defined in the 1940 Act) or by the Transamerica IDEX Board of Trustees and (b) by the vote, cast in person at a meeting called for the purpose, of a majority of the Transamerica IDEX Trustees who are not parties to this Agreement or "interested persons" (as defined in the 1940 Act) of any such party. This Agreement may be terminated at any time, without the payment of any penalty, by (i) Transamerica IDEX, or by a vote of the majority of Transamerica IDEX's entire Board of Trustees on 60 days' written notice to the Sub-Adviser or (ii) by the Sub-Adviser on 60 days' written notice to the Adviser or (iii) by the Adviser on 60 days' written notice to the Sub-Adviser. This Agreement shall terminate automatically in the event of its assignment (as defined in the 1940 Act).

     13. Nothing herein shall be deemed to limit or restrict the right of the Sub-Adviser, or any affiliate of the Sub-Adviser, or any employee of the Sub-Adviser, to engage in any other business or to devote time and attention to the management or other aspects of any other business, whether of a similar or dissimilar nature, or to render services of any kind to any other corporation, firm, individual or association. Nothing herein shall be construed as constituting the Sub-Adviser an agent of the Adviser or the Fund.

     14. This Agreement shall be governed by the laws of the State of New York; provided, however, that nothing herein shall be construed as being inconsistent with the 1940 Act.

     15. Any notice hereunder shall be in writing and shall be delivered in person or by telex or facsimile (followed by delivery in person) to the parties at the addresses set forth below.

          If to the Sub-Adviser:

               Salomon Brothers Asset Management Inc
               388 Greenwich Street
               New York, NY 10013
               Tel: (212) 559-1116
               Fax: (212) 994-1464
               Attn: General Counsel

          If to the Adviser:

               Transamerica Fund Advisors, Inc.
               570 Carillon Parkway
               St. Petersburg, Florida 33716
               Tel: (727) 299-1824
               Fax: (727) 299-1832

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               Attn: John K. Carter, Esq.

or to such other address as to which the recipient shall have informed the other party in writing.

     Unless specifically provided elsewhere, notice given as provided above shall be deemed to have been given, if by personal delivery, on the day of such delivery, and, if by facsimile and mail, on the date on which such facsimile is sent or mail.

     15. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the parties hereto caused their duly authorized signatories to execute this Agreement as of the day and year first written above.

Transamerica Fund Advisors, Inc.


By                                      Date
   ----------------------------------        -----------------------------------
Name: Brian C. Scott
Title: President and Chief Executive
       Officer


Salomon Brothers Asset Management Inc


By                                      Date
   ----------------------------------        -----------------------------------
Name:
      -------------------------------
Title:
       ------------------------------

SCHEDULE A

FUND                      ANNUAL PERCENTAGE OF MONTHLY AVERAGE DAILY NET ASSETS
----                      -----------------------------------------------------
TA IDEX SALOMON ALL CAP   0.30% of the first $20 million of the Fund's average
                          daily net assets;
                          0.50% of the next $20 - $100 million of average daily
                          net assets; and
                          0.40% of average daily net assets over $100 million

                   AMENDMENT TO SUB-ADVISORY AGREEMENT BETWEEN
                      TRANSAMERICA FUND ADVISORS, INC. AND
                     SALOMON BROTHERS ASSET MANAGEMENT, INC.

THIS AMENDMENT is made as of December 1, 2005 to the Sub-Advisory Agreement dated December 1, 2005 between Transamerica Fund Advisors, Inc. and Salomon Brothers Asset Management, Inc.

In consideration of the mutual covenants contained herein, the parties agree as follows:

SCHEDULE A. Effective December 1, 2005, Schedule A to the Sub-Advisory Agreement dated December 1, 2005 is replaced as follows:

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
FUND                      ANNUAL PERCENTAGE OF MONTHLY AVERAGE DAILY NET ASSETS
----                      -----------------------------------------------------
                          0.30% of the first $20 million of the Fund's average
                          daily net assets; 0.50% of the next $20-$100 million
TA IDEX Salomon All Cap   of average daily net assets; and 0.40% of the Fund's
                          average daily net assets over $100 million*

* The fees payable for this fund will be based upon the average daily net assets, on a combined basis, for both TA IDEX Salomon All Cap and AEGON/Transamerica Series Trust Salomon All Cap.

In all other respects, the Sub-Advisory Agreement dated December 1, 2005 is confirmed and remains in full force and effect.

                                        TRANSAMERICA FUND ADVISORS, INC.


                                        By:
                                            ------------------------------------
                                        Name: T. Gregory Reymann, II
                                        Title: Vice President


                                        SALOMON BROTHERS ASSET MANAGEMENT, INC.


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------